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                                    Form 8-K

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 2, 2001
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                               The Rouse Company
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            (Exact name of registrant as specified in its charter)


    Maryland                     0-1743                52-0735512
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(State or other                (Commission              (IRS Employer
 jurisdiction of               File Number)             Identifica-
 incorporation)                                         tion No.)


10275 Little Patuxent Parkway
Columbia, Maryland                                      21044-3456
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(Address of principle executive offices)                (Zip Code)


Registrant's telephone number, including area code (410) 992-6000
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                             Not Applicable
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         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets.

In December 1999, amendments to the Internal Revenue Code were enacted that permit real estate investment trusts to create taxable subsidiaries on or after January 1, 2001, which will be subject to taxation similar to subchapter C corporations and which can perform some activities not permissible for a real estate investment trust. Relying on this legislation, The Rouse Company (the "Company") negotiated agreements with The Rouse Company Incentive Compensation Statutory Trust (the "Trust") that owned 91% of the voting stock of certain real estate ventures (the "Ventures") in which the Company held majority financial interests, but only 9% of the voting stock. Under the terms of the agreements, the Company agreed to acquire the Trust's shares of the voting stock of the Ventures. The voting shares acquired by the Company constitute all of the Trust's interests in the Ventures.

On January 2, 2001, the Company exchanged 137,928 shares of common stock for the Trust's shares of voting stock in the Ventures. The aggregate consideration paid for the voting shares approximates $3.5 million, representing the fair value of the shares. As a result of this transaction, the Ventures are now wholly owned subsidiaries of the Company.

The assets of the Ventures consist primarily of land to be developed and sold as part of community development projects in Columbia, Maryland and Summerlin, Nevada, other investment land, primarily in Nevada, certain office and retail properties in Columbia, investments in properties owned jointly with the Company and contracts to manage various operating properties. The Company, through its subsidiaries, intends to continue developing the communities of Columbia and Summerlin, operating the office and retail properties and managing the other operating properties.

The Trustees of the Trust are two independent directors of the Company and an
 Executive Vice President of the Company. The beneficiaries of the Trust with respect to distributions of net income are those employees of the Company who are eligible to receive annual cash incentive compensation, including all officers of the Company. Upon termination of the Trust, the residual assets of the Trust, if any, are to be distributed to The Rouse Company Foundation, a charitable tax exempt foundation, or another organization that qualifies under section 501(c)(3) of the Internal Revenue Code of 1986.
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Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits.

          (a) & (b) The audited combined financial statements of the Ventures as of December 31, 1999 and for the year then ended have been previously reported by the Company on schedule four of its 1999 Annual Report on Form 10-K. Accordingly, an additional report of these financial statements on this Form 8-K is not required. The Company will file the unaudited financial statements and pro forma financial information required by Items 7(a) and (b) no later than February 14, 2001.

          (c)  The following exhibits are part of this Current Report on Form 8-
             K:

           Exhibit
           Number                   Exhibit

            2.1 Agreement and Plan of Reorganization between The Rouse Company and The Rouse Company Incentive Compensation Statutory Trust, dated December 26, 2000.

            2.2 Agreement and Plan of Reorganization between The Rouse Company and The Rouse Company Incentive Compensation Statutory Trust, dated December 26, 2000.

            2.3 Share Transfer Agreement between The Rouse Company and The Rouse Company Incentive Compensation Statutory Trust, dated December 26, 2000.
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                                   Signatures
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       THE ROUSE COMPANY


Date:   January 17, 2001               By /s/ Jeffrey H. Donahue
                                         -----------------------
                                          Jeffrey H. Donahue
                                          Executive Vice President
                                          and Chief Financial Officer


Date:   January 17, 2001               By /s/ Melanie M. Lundquist
                                         --------------------------
                                          Melanie M. Lundquist
                                          Vice President and Corporate
                                              Controller
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                                    EXHIBITS
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                                 Exhibit Index
                                 -------------


       Exhibit Number                  Exhibit

           2.1 Agreement and Plan of Reorganization between The Rouse Company and The Rouse Company Incentive Compensation Statutory Trust, dated December 26, 2000.

           2.2 Agreement and Plan of Reorganization between The Rouse Company and The Rouse Company Incentive Compensation Statutory Trust, dated December 26, 2000.

           2.3 Share Transfer Agreement between The Rouse Company and The Rouse Company Incentive Compensation Statutory Trust, dated December 26, 2000.